UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2016

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 8.01  Other Events

As discussed in our previous filings, Galaxy Gaming, Inc. ("Galaxy") was served in December 2014 with a complaint by Red Card Gaming, Inc. ("RCG"), and AGS, LLC ("AGS"), regarding an asset purchase agreement ("APA") executed between Galaxy and RCG in September 2012.  The complaint filed in the United States District Court for the District of Nevada (the "District Court"), alleged fraud, breach of contract, and trademark infringement, among other allegations.  Galaxy filed counterclaims against RCG and AGS alleging, among other things, fraud on the trademark office and in the marketplace, misappropriation of our trade secrets, breach of contract, infringement of our trademark and interference with customer relationships.  Galaxy subsequently filed a demand for arbitration which was required pursuant to terms of the APA.  The complaint in the District Court case was stayed pending outcome from the arbitration hearings and both proceedings are collectively referred to as the "Nevada Litigation."

On May 16, 2016, the arbitration panel issued a final award (the "Final Award") incorporating the Interim Award and awarding Galaxy its attorneys' fees and costs.

On July 11, 2016, Galaxy entered into a settlement agreement (the "Settlement Agreement") with RCG and AGS for purposes of resolving the Nevada Litigation as well as the "In Bet Litigation" further referenced below.  Pursuant to the Settlement Agreement, among other things, RCG, AGS and Galaxy agreed to a mutual release of all claims and counter-claims.  RCG and AGS also agreed to terminate all of their rights and obligations related to the APA, and AGS agreed to pay Galaxy the sum of $350,000 and agreed to the injunctive terms of the Final Award. Furthermore, Galaxy agreed to dismiss the complaint it filed in November 2014 against In Bet Gaming, Inc. and In Bet, LLC (collectively "In Bet"), alleging that In Bet's In-Between side bet game infringed one  of Galaxy's patents.  AGS became involved in an Inter-Partes Review subsequent to November 2014 concerning the patent at issue because AGS had title and interest in the game In-Between.

Galaxy has included the Final Award as an Exhibit to this Report pursuant to Item 8.01 Other Events. The Final Award shall not be deemed "filed" for purposes of Section 17 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 13, 2016

GALAXY GAMING, INC.

By:	/s/ Gary A. Vecchiarelli
Gary A. Vecchiarelli
Chief Financial Officer

Item 9.01  Financial Statements and Exhibits
(d) Exhibits
The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Final Award dated May 16, 2016